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                                                                    Exhibit 99.1

                              For Immediate Release

                       Chicago Rivet & Machine Co. Reports
                          2003 Second Quarter Earnings



Naperville, IL, August 4, 2003 -- Chicago Rivet & Machine Co. (AMEX, symbol CVR) reported net income for the second quarter and first six months of 2003. Results are summarized below:

                           CHICAGO RIVET & MACHINE CO.
                  SUMMARY OF CONSOLIDATED RESULTS OF OPERATIONS
                   FOR THE THREE AND SIX MONTHS ENDED JUNE 30

                                      SECOND QUARTER              FIRST SIX MONTHS
                                -------------------------    -------------------------
                                     2003          2002          2003          2002
                                -----------   -----------    -----------   -----------
Net sales and lease revenue     $10,005,944   $12,437,856    $20,242,407   $22,890,182
Income before income taxes          332,621     1,370,589      1,041,862     2,317,705
Net income                          221,621       902,589        686,862     1,527,705
Net income per share                    .23           .93            .71          1.58
Average shares outstanding          966,132       966,768        966,132       966,949

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
                     (All figures subject to year end audit)



         Contact:  John Osterman
                   Chicago Rivet & Machine Co.
                   630-357-8500